Exhibit 18
Board of Directors
Seaboard Corporation
Shawnee Mission, Kansas


We  have  been  furnished with a copy of the  quarterly
report  on  Form  10-Q  of  Seaboard  Corporation  (the
"Company") for the three months ended March  29,  2003,
and  have  read the Company's statements  contained  in
Note   1   to   the  condensed  consolidated  financial
statements included therein.  As stated in Note 1,  the
Company  changed its method of accounting for the  cost
of  regularly  scheduled drydock  maintenance  services
relating  to  its  fleet of vessels  from  the  accrual
method  of  accounting  to the  direct-expense  method.
Under the new accounting method, maintenance costs  are
recognized  as  expense  as  maintenance  services  are
performed.  Also,  as  stated in Note  1,  the  Company
believes  the  newly  adopted accounting  principle  is
preferable in the circumstances because the maintenance
expense  is not recorded until the maintenance services
are  performed,  and, accordingly,  the  direct-expense
method  eliminates significant estimates and  judgments
inherent  under the accrual method. In accordance  with
your  request,  we  have reviewed  and  discussed  with
Company   officials  the  circumstances  and   business
judgment and planning upon which the decision to make this change in the method of accounting was based.

We  have  not audited any financial statements  of  the
Company as of any date or for any period subsequent  to
December  31, 2002, nor have we audited the information
set forth in the aforementioned Note 1 to the condensed
consolidated financial statements; accordingly,  we  do
not   express   an  opinion  concerning   the   factual
information contained therein.

With regard to the aforementioned accounting change, authoritative criteria have not been established for evaluating the preferability of one acceptable method of accounting over another acceptable method. However, for purposes of the Company's compliance with the requirements of the Securities and Exchange Commission, we are furnishing this letter.

Based  on  our review and discussion, with reliance  on
management's business judgment and planning, we  concur
that   the  newly  adopted  method  of  accounting   is
preferable in the Company's circumstances.

                                   KPMG LLP

Kansas City, Missouri
May 5, 2003